                                                                     EXHIBIT 4.4

================================================================================

                 EQUITY REGISTRATION RIGHTS JOINDER AGREEMENT



                                     among



                        DEUTSCHE BANK SECURITIES INC..,
                                      and
                        TORONTO DOMINION (TEXAS), INC.,
                             as the Beneficiaries,


                         FIBERNET TELECOM GROUP, INC.,
                               as the Borrower,

                                      and

                         SIGNAL EQUITY PARTNERS, L.P.
                             Majority in Interest



                          DATED AS OF APRIL 11, 2000

================================================================================

                               TABLE OF CONTENTS

ARTICLE I. Joinder.................................................................  2

ARTICLE II. Representations And Warranties.........................................  2
     Section 2.1   Organization....................................................  3
     Section 2.2   Due Authorization; Enforceability...............................  3
     Section 2.3   Consents........................................................  3
     Section 2.4   No Conflict, Etc................................................  3

ARTICLE III. Miscellaneous.........................................................  4
     Section 3.1   Additional Actions and Documents................................  4
     Section 3.2   Notices.........................................................  4
     Section 3.3   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  5
     Section 3.4   Benefit.........................................................  5
     Section 3.5   Amendment.......................................................  5
     Section 3.6   Headings........................................................  5
     Section 3.7   Severability....................................................  6
     Section 3.8   Counterparts....................................................  6

     This JOINDER AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of April 11, 2000, is entered into by and among DEUTSCHE BANK SECURITIES INC.., and TORONTO DOMINION (TEXAS), INC. (individually, a "Beneficiary" and, collectively, the "Beneficiaries"), FIBERNET TELECOM GROUP, INC., a Delaware corporation (the "Borrower"), and SIGNAL EQUITY PARTNERS, L.P., as Majority in Interest (the "Stockholder").

                                   RECITALS
                                   --------

     A. Pursuant to that certain Warrant Agreement, dated as of April 11, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Warrant Agreement"), among the Beneficiaries and the Borrower, the Beneficiaries have the right to purchase or otherwise acquire shares of Common Stock (as defined in the Warrant Agreement) of the Borrower;

     B. It is in the best interests of the Borrower, the Stockholder and the Beneficiaries to set forth the rights of the Beneficiaries in connection with public offerings and sales of the Common Stock of the Borrower; and

     C. Each of the parties hereto has duly authorized the execution, delivery and performance of this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.
                                   JOINDER.

     Each of the Beneficiaries hereby acknowledges, and each of the Borrower and the Stockholder agrees and confirms that, by its execution of this Agreement, each of the Beneficiaries will be deemed to be a party to that certain Registration Rights Agreement, dated as of May 7, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Registration Rights Agreement") by and among the Borrower and certain stockholders listed therein, and, from and after the date hereof, shall have all of the rights applicable to any Purchaser (as defined in the Registration Rights Agreement) thereunder as if each such Beneficiary had executed the Registration Rights Agreement. Each of the Beneficiaries hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, obligations, provisions and conditions applicable to the Purchasers contained in the Registration Rights Agreement.

                                  ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES.

     The Borrower and the Stockholder represent and warrant to each of the Beneficiaries, as of the date hereof, as follows:

     Section 2.1    Organization.
                    -------------

     The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct and to transact the business in which it is now engaged and proposes to be engaged and to execute and deliver this Agreement and the Registration Rights Agreement. The Borrower is qualified or licensed as a foreign corporation in all jurisdictions where the nature and extent of its business requires such qualification or license, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations hereunder or on any of the Beneficiary's ability to enforce and enjoy its rights hereunder.

     Section 2.2    Due Authorization; Enforceability.
                    ---------------------------------

     The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary action of the Borrower and each Stockholder. This Agreement and the Registration Rights Agreement constitute duly authorized, legally valid and binding obligations of the Borrower and the Stockholder, enforceable against the Borrower and the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

     Section 2.3    Consents.
                    --------

     No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Borrower and the Stockholder in connection with the execution, delivery and performance of this Agreement, except those which have been obtained or made.

     Section 2.4    No Conflict, Etc.
                    ----------------

     Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (i) a violation of or a conflict with any provision of the articles or certificate of incorporation or bylaws of the Borrower, (ii) a breach of, or a default under, any term or provision of any material contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the Borrower is a party or to which Borrower or its assets or business is subject or of which the Borrower has the benefit, or (iii) a violation by the Borrower of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

     Section 2.5    Stockholders.
                    ------------

     Each of the parties to the Registration Rights Agreement are listed on
Exhibit I hereto; and the registration rights granted to the Beneficiaries directly or indirectly through this Agreement do not conflict with any other registration rights granted by the Borrower.

                                 ARTICLE III.
                                 MISCELLANEOUS

     Section 3.1    Additional Actions and Documents.
                    --------------------------------

     The Borrower agrees that at any time, and from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments, and take all further action that any Beneficiary may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable such Beneficiary to exercise and enforce its rights and remedies hereunder.

     Section 3.2    Notices.
                    -------

     Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by overnight courier, addressed as follows:

          If to the Beneficiaries, to them at:

                    Deutsche Bank Securities Inc..
                    31 W. 52/nd/ Street
                    New York, NY 10019
                    Attn.: Jon D. Storck
                    Telecopy: (212) 469-3713

                    Toronto Dominion (Texas), Inc.,
                    909 Fannin Street
                    Houston, TX 77010
                    Attention: Alva Jones
                    Telecopy: (713) 653-8261

          If to the Borrower, to it at:

                    FiberNet Telecom Group, Inc.
                    570 Lexington Avenue
                    3/rd/ Floor
                    New York, New York 10022
                    Attn.: President
                    Telecopy: 212-421-8920

          If to the Stockholder, to it at:

                    Signal Equity Partners, L.P.
                    Attn.: 10 East 53/rd/ Street, 32/nd/ Floor
                    New York, N.Y. 10022
                    Telecopy: 212-872-1192

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) one Business Day after being delivered, if delivered by telecopier with confirmation of good transmission, (c) one Business Day after being sent by overnight courier, if sent by overnight courier, (d) two Business Days after being sent by Federal Express or United Parcel Service, if sent by Federal Express or United Parcel Service, or (e) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     Section 3.3    Governing Law; Submission to Jurisdiction; Waiver of Jury
                    ---------------------------------------------------------
                    Trial.
                    -----

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 3.4    Benefit.
                    -------

     This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, legal representatives and permitted assigns. The Borrower and the Beneficiaries may only assign their rights and obligations hereunder in connection with an assignment permitted by
Section 5.3 of the Registration Rights Agreement.
-----------

     Section 3.5    Amendment.
                    ---------

     No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any of the parties hereto therefrom, shall be effective unless the same shall be in writing and signed by each of the Beneficiaries, the Borrower and a Majority in Interest (as defined in the Registration Rights Agreement) of the Purchaser and shall otherwise comply with the provisions set forth in Section 5.7 of the Registration Rights Agreement.
                            -----------

     Section 3.6    Headings.
                    --------

     Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     Section 3.7    Severability.
                    ------------

     The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or registration rights granted under this Agreement or of such provision or obligation in any other jurisdiction.

     Section 3.8    Counterparts.
                    ------------

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement or to any amendments, waivers, consents or supplements hereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.



                           (signature page follows)

     IN WITNESS WHEREOF, each of the parties hereto has caused this Joinder Agreement to be duly executed by an authorized representative as of the day and year first above written.


                                        DEUTSCHE BANK SECURITIES INC..,
                                        as Beneficiary


                                        By: /s/ Jon D. Storck
                                           -------------------------------------
                                            Name:  Jon D. Storck
                                            Title: Vice President

                                        By: /s/ Alexander Richarz
                                           -------------------------------------
                                            Name:  Alexander Richarz
                                            Title: Assistant Vice President

                                        TORONTO DOMINION (TEXAS), INC., as
                                        Beneficiary


                                        By: /s/ Alva J. Jones
                                           -------------------------------------
                                            Name:  Alva J. Jones
                                            Title: Vice President

                             [Joinder Agreement-1]

Accepted and agreed to as
of the date first above written:

FIBERNET TELECOM GROUP, INC.


By:  /s/ Michael S. Liss
     -------------------------------
     Name:  Michael S. Liss
     Title: President

     SIGNAL EQUITY PARTNERS, L.P.,
     as Majority in Interest.

By:  Signal Equity Advisors, L.P.
Its: General Partner

By:  Signal Equity Advisors, Inc.
Its: General Partner


By:  /s/ Timothy P. Bradley
     -------------------------------
     Name:  Timothy P. Bradley
     Title: President.

                                   EXHIBIT I

                         FIBERNET TELECOM GROUP, INC.

                           STOCKHOLDERS PARTY TO THE
                         REGISTRATION RIGHTS AGREEMENT

----------------------------------------------------------------------------------------------------------------
                      HOLDERS                                                AGREEMENT
----------------------------------------------------------------------------------------------------------------
Signal Equity Partners, L.P.                             Registration Rights Agreement; dated May 7, 1999
                                                         ("Registration Rights Agreement")
----------------------------------------------------------------------------------------------------------------
Trident Telecom Partners, LLC                                         Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Concordia Telecom Management, L.L.C.                                  Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Burden Direct Investment Fund III                                     Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Pequot Scout Fund LP                                                  Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Penny Lane Partners, L.P.                                             Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Lander Offshore, Inc.                                                 Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Alexander Enterprise Holdings Corp.                                   Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
King Street Capital Ltd.                                              Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
King Street Capital LP                                                Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Taurus Communications, Inc.                                           Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
SMFS, Inc.                                                            Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
LPS Consultants, Inc.                                                 Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
LTJ Group, Inc.                                                       Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Frank Chiaino                                                         Registration Rights Agreement
----------------------------------------------------------------------------------------------------------------
Tishman Speyer FiberNet Investment Associates            Registration Rights Agreement Joinder, dated as of
                                                         June 30, 1999
----------------------------------------------------------------------------------------------------------------
Signal Equity Partners, L.P.                             Joinder Agreement to May Agreement, dated September
                                                         28, 1999 ("September Joinder Agreement)
----------------------------------------------------------------------------------------------------------------
Exeter Capital Partners, L.P.                                         September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Exeter Equity Partners, L.P.                                          September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Waterview Partners, L.P.                                              September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Burden Direct Investment Fund III                                     September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Penny Lane Partners, L.P.                                             September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
HbMadison Investment Partners II, L.P.                                September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Delta Opportunity Fund, L.P.                                          September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Overbrook Fund I, LLC                                                 September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Reinaldo M. Diaz                                                      September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Fiber Island, LLC                                                     September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Gordon R. Caplan                                                      September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Robert L. Bodian                                                      September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Lancer Offshore, Inc.                                                 September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
The Viator Fund, Ltd.                                                 September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Stephen Aiello                                                        September Joinder Agreement
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                      HOLDERS                                                AGREEMENT
----------------------------------------------------------------------------------------------------------------
Michael Balog                                                       September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
The Raptor Global Portfolio Ltd.                                    September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Prism Partners I, L.P.                                              September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
West Plus One, L.L.C.                                               September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Howard Bergtraum                                                    September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Trident Telecom Partners LLC                                        September Joinder Agreement
----------------------------------------------------------------------------------------------------------------
Pacer International, Inc.                                Option Agreement dated as of October 1, 1999
----------------------------------------------------------------------------------------------------------------
Metromedia Fiber Networks Services, Inc.                 Exchange and Registration Rights Agreement; dated
                                                         December 17, 1999
----------------------------------------------------------------------------------------------------------------